STATEMENT OF COMPUTATION
                           OF NET INCOME PER SHARE

                                                 Three months ended June 30,
                                                    1997             1996
                                                 -----------      -----------
Net income as reported. . . . . . . . . . .      $   786,000      $   585,000
                                                 ===========      ===========


Primary:

Common and common equivalent shares
  outstanding:
    Weighted average number of common shares
      outstanding . . . . . . . . . . . . .        3,190,198        3,101,808
    Common stock equivalents from options
      computed on the treasury-stock method
      using the average fair market value of
      common stock during the period. . . .          149,977          141,197
                                                 -----------      -----------
    Shares used in the computation. . . . .        3,340,175        3,243,005
                                                 ===========      ===========

Primary net income per share. . . . . . . .      $      0.24      $      0.18
                                                 ===========      ===========



Fully Diluted:

Common and common equivalent shares
  outstanding:
    Weighted average number of common shares
      outstanding . . . . . . . . . . . . .        3,190,198        3,101,808
    Common stock equivalents from options
      computed on the treasury-stock method
      using the higher of the average fair
      market value of common stock during the
      period or at the end of the period. .          154,975          141,197
                                                 -----------      -----------
    Shares used in the computation. . . . .        3,345,173        3,243,005
                                                 ===========      ===========

Fully diluted net income per share. . . . .      $      0.23      $      0.18
                                                 ===========      ===========